Exhibit 10.3

211 EAST ONTARIO STREET

LEASE

THIS LEASE (this "Lease") is entered into and made as of the 20th day of November, 2003 by and between ZELLER MANAGEMENT CORP., as agent for ZELLER-211 TRUST ("Landlord"), and BERMAN CENTER LLC ("Tenant").

WITNESSETH:

Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the following described space, hereinafter called the "Premises", to have and to hold the same, with all appurtenances, unto Tenant for the term hereinafter specified.

1. DESCRIPTION OF THE PREMISES

The Premises consist of approximately 9,915 rentable square feet of space (the "rentable area") as shown on the demising plan attached as Exhibit "A" which is referred to as Suite 800 and is located on the 8th floor in the building commonly known as 211 East Ontario Street, in the City of Chicago, County of Cook, State of Illinois.

2. TERM

The term of this Lease (the "Term") shall be for a period of ten (10) years and six (6) months, commencing on March 1, 2004 (the "Commencement Date") and ending on August 31, 2014 (the "Expiration Date"), unless the Term is sooner terminated as provided herein.

3. RENT

(a) For purposes of this Lease, the following definitions shall apply:

(i) "Lease Year" or "Partial Lease Year" shall mean a period of twelve (12) consecutive calendar months, the first Lease Year commencing on the Commencement Date. Each succeeding Lease Year shall commence on the anniversary date of the first Lease Year. Any portion of the Term which is less than a Lease Year shall be deemed a Partial Lease Year.

(ii) "Comparison Year" means the calendar year for which a Rent Adjustment computation is being made.

(iii) "Tenant's Proportionate Share" shall mean the percentage determined by dividing the rentable area of Tenant's Premises (approximately 9,915 square feet) by the total rentable area within the Building (approximately 170,504 square feet) and is herein fixed as 5.82%).

(iv) "Taxes" shall mean all real estate taxes, installments of special assessments, sewer charges, transit taxes, taxes based upon receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (excluding income, franchise, or other taxes based upon Landlord's income or profit, unless imposed in lieu of real estate taxes) which shall now or hereafter be levied, assessed or imposed against the Building. Taxes due for any year shall include the amount due and payable for that year.

(v) "Operating Expenses" shall mean all of Landlord's direct costs and expenses of operation and maintenance of the Building and the surrounding walks, driveways and landscaped areas as determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting practices, consistently applied, including by way of illustration and not limitation: costs (including reasonable attorney's fees) incurred in connection with any good faith contest of Taxes; insurance premiums; personal property taxes on personal property used in the Building; water, electrical and other utility charges other than the separately billed electrical and other charges described in Paragraph 8 hereof; the charges of any independent contractor who, under a contract with Landlord, or its representatives, does any of the work of operating, maintaining or repairing of the Building, service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air conditioning system; cleaning services; tools and supplies; landscape maintenance costs; Building security services; license and permit fees; Building management fees; wages, bonuses and related employee benefits payable to the on-site employees of Landlord or its building management agent; and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not exceeding five (5) years. Operating Expenses shall also include all additional direct costs and expenses of operation and maintenance which Landlord determines that it would have paid or incurred if the Building had Full Occupancy (Full Occupancy defined as the greater of actual occupancy or 95%). If Landlord shall install a labor saving device, equipment or such other improvement intended to improve the operating efficiency of any system within the Building (such as an energy management computer system) then Landlord may, in determining the amount of Tenant's Rent Adjustment, add to Operating Expenses of the Building, in each year during the useful life of such installed device or equipment, an amount equal to the annual depreciation or amortization allowance of the cost of such installed device or equipment as determined in accordance with applicable regulations of the Internal Revenue Service or generally accepted accounting principles. Notwithstanding the foregoing, Operating Expenses shall not include: (1) Taxes; (2) Costs of electricity for individual tenant spaces; (3) Principal or interest payments on loans secured by mortgages or trust deeds and other finance charges incurred by Landlord on the Building and rental under any ground or underlying leases; (4) Costs of "capital improvements", as that term is defined under generally accepted accounting principles, as such principles may from time to time be modified in conformance with the general practice of similar first-class office buildings in the Chicago metropolitan area, except that Operating Expenses shall include the cost during the Term, as reasonably amortized by Landlord, (i) of any capital improvement which is intended to reduce any component of Operating Expenses; and (ii) any capital improvements which are intended to keep the Building in compliance with all governmental rules and regulations promulgated after the date hereof and applicable from time to time thereto;(5) Costs of improvements to, or alterations of, tenant space; (6) Depreciation or amortization of any improvements except as specifically set forth in this Lease; (7) The cost of repairing or restoring any portion of the Building damaged by a casualty to the extent that Landlord has recovered insurance proceeds with respect to such damage (provided that the amount of any deductible paid by Landlord shall be included in Operating Expenses); (8) The cost of repairs, alterations or replacements required as the result of the exercise of any right of eminent domain, to the extent Landlord has received an award therefor; (9) The cost of any special service or benefit rendered to a tenant of the Building which is not rendered generally to tenants of the Building; (10) Costs and expenses incurred in connection with leasing space in the Building, such as leasing commissions, tenant allowances, space planner fees, advertising and promotional expenses, legal fees for the preparation of leases, and rent payable with respect to any leasing office; (11) All salaries and expenses for any of Landlord's employees above the level of property manager, except for personnel, off-site or otherwise, to the extent such personnel perform services or functions related to the management, operation or maintenance of the Building and whose services or functions Landlord would otherwise contract for with a third party, and then only to the extent the cost of such personnel is allocated to the Building proportionately to the amount of time spent on the Building by such personnel; (12) Costs of management fees in excess of reasonable and customary fees charged in comparable office buildings in the Chicago metropolitan area; (13) Costs incurred by reason of the violation by Landlord of any lease or other contractual obligation; (14) Landlord's general overhead, except as it relates to management of the Building; (15) Payments of any other cost or expense to the extent to which Landlord is paid or reimbursed by any person; (16) Any cost or expense applicable to or incurred in connection with operation of a parking garage facility in the Building; (17) Costs, other than costs to maintain and insure, of paintings, sculptures, and other art work within the Building (except for seasonal decorations such as Christmas decorations the cost of which shall be included in Operating Expenses); (18) Any compensation paid to any person or entity controlled directly or indirectly by Landlord or any principal of Landlord but only to the extent such compensation exceeds what would have been earned had such services, supplies or materials been provided on a competitive basis; (19) Costs (including, without limitation, attorneys' fees), fines or penalties incurred due to the violation by Landlord of applicable laws and regulations; (20) Costs to initially comply with governmental rules and regulations in effect as of the date of this Lease, to the extent the Building is not in compliance with such rules or regulations as of such date; (21) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, if any; and (22) cost of installing, operating and maintaining any private athletic or health club, luncheon club or restaurant in the Building.

(vi) "Rent Adjustment" means any amount owed by Tenant for Operating Expenses or Taxes, or other rental increases, attributable to costs of the Building.

(vii) "Rent Adjustment Payment" shall be, within Landlord's reasonable estimate from time to time, an amount paid monthly to Landlord equal to the Rent Adjustments due for the next succeeding calendar year or part thereof of the Lease Term.

(b) Base Rent. Tenant shall pay to Landlord, at the address listed below in Paragraph 25, Base Rent for the Premises in the following sums:

PERIOD	BASE RENT RATE	ANNUAL BASE RENT	MONTHLY BASE RENT
First Lease Year	$23.00	$172,500.00[1]	$14,375.00
Second Lease Year	$23.69	$177,675.00[1]	$14,806.25
Third Lease Year	$24.40	$241,926.00	$20,160.50
Fourth Lease Year	$25.13	$249,163.95	$20,763.66
Fifth Lease Year	$25.89	$256,699.35	$21,391.61
Sixth Lease Year	$26.66	$264,333.90	$22,027.83
Seventh Lease Year	$27.46	$272,265.90	$22,688.83
Eighth Lease Year	$28.28	$280,396.20	$23,366.35
Ninth Lease Year	$29.13	$288,823.95	$24,068.66
Tenth Lease Year	$30.01	$297,549.15	$24,795.76
Eleventh Lease Year	$30.91	$153,236.33[2]	$25,539.64

[1] Based on a Base Rent abatement of 2,415 rentable square feet

[2] Based on a Partial Lease Year of six (6) months.

Base Rent shall be payable in monthly installments as provided above, in advance, on or before the first day of each and every month throughout the Term except that the first full monthly installment of Base Rent shall be paid concurrently with the execution of this Lease by Tenant. Notwithstanding the foregoing, if the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Base Rent installment for such first or last fractional month shall be pro-rated accordingly. Tenant's obligation to pay Base Rent is a separate and independent covenant and obligation. Tenant shall pay all Base Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided herein, without abatement (except as otherwise provided herein) and without notice, demand, set-off or counterclaim.

(c) Rent Adjustment. Tenant shall pay throughout the term of this Lease as Additional Rent the following Rent Adjustments:

(i) Taxes and Operating Expenses. Tenant shall pay as Rent Adjustment Tenant's Proportionate Share of all Taxes and Operating Expenses which exceed Taxes and Operating Expenses for the 2004 calendar year.

(ii) Adjustments for Taxes and Operating Expenses. Tenant's Proportionate Share of Taxes and Operating Expenses for each Comparison Year shall be estimated annually by Landlord. Tenant shall pay Landlord each month, at the same time as the Base Rent payment is due, an amount equal to one-twelfth (1/12) of said annual estimate as Rent Adjustment Payment. If Taxes or the cost of utility or janitorial services increase during a calendar year, Landlord may increase the amount paid as Rent Adjustment Payment during such year by giving Tenant written notice to that effect but not more often than one (1) times in such year. As soon as reasonably feasible after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Rent Adjustment. Within thirty (30) days after service of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between Tenant's actual Rent Adjustment for the preceding calendar year and the Rent Adjustment Payment paid by Tenant during such year. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then Tenant's Proportionate Share of Operating Expenses for such partial calendar year shall be pro-rated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Rent Adjustment and the obligations of Landlord to refund any overpayment shall survive the expiration of the Term.

(d) Audit Rights. Tenant or its accountants shall have the right to inspect, at reasonable times and locations and in a reasonable manner, during the forty five (45) day period following the delivery of Landlord's statement of Operating Expenses for a given calendar year, such of Landlord's books and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Unless Tenant takes written exception to any item within forty five (45) days after the furnishing of the statement (which shall be noted on the item as "paid in protest"), such statement shall be considered as final and accepted by Tenant. If Tenant shall dispute any item or items included in the determination of Landlord's Operating Expenses for a given calendar year, and such dispute is not resolved by the parties hereto within sixty (60) days after Tenant's exception notice is delivered to Landlord, then either party may, within thirty (30) days thereafter, request that a firm of certified public accountants selected by Landlord and reasonably acceptable to Tenant render an opinion as to whether or not the disputed item or items may properly be included in the determination of Landlord's Operating Expenses of the Building for such year; and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred in obtaining such an opinion shall be borne by Tenant unless Landlord's statement contains an error of greater than five percent (5%) of Landlord's Operating Expenses for the Building adversely affecting Tenant. If Tenant shall not dispute any item or items included in the determination of Landlord's Operating Expenses of the Building for a given calendar year within forty five (45) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.

(e) Service Charge. Tenant's failure to make any monetary payment required of Tenant hereunder within five (5) days of the due date therefore shall result in the imposition of a service charge for such late payment in the amount of ten percent (10%) of the amount due. In addition, any sum not paid within thirty (30) days of the due date therefore shall bear interest at a rate equal to the greater of eighteen percent (18%) or the prime rate plus two percent (2%) per annum (or such lesser percentage as may be the maximum amount permitted by law) from the date due until paid.

4. SECURITY DEPOSIT

(a) Simultaneous with the execution of this Lease by Tenant, Tenant shall deliver to Landlord an unconditional and irrevocable letter of credit in substantially the form attached hereto as Exhibit "B" (the "Letter of Credit") in the amount of Two Hundred Forty Seven Thousand Eight Hundred Seventy Five Dollars ($247,875.00), issued by a bank reasonably satisfactory to Landlord, as additional security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. The first such Letter of Credit shall expire no earlier than the first (1st) anniversary of the Commencement Date and all subsequent replacement Letters of Credit shall expire no earlier than twelve (12) months from the expiry date of the then outstanding and expiring Letter of Credit. Subject to the provision below, Tenant shall ensure that at all times during the Term of this Lease and for thirty (30) days after the expiration of the Term, an unexpired Letter of Credit in the amount of $247,875.00 (as such amount may be reduced as set forth below) shall be in the possession of Landlord. During the Term, Tenant shall deliver a replacement Letter of Credit to Landlord no later than thirty (30) days prior to the expiry date of the then outstanding and expiring Letter of Credit; provided, however, the replacement Letter of Credit is not required to have an effective date sooner than the expiry date of the then existing Letter of Credit, it being the intent that Tenant not be required to have two outstanding Letters of Credit at any one time. Failure by Tenant to deliver any replacement Letter of Credit as required above shall entitle Landlord to draw under the outstanding Letter of Credit and to retain the entire proceeds thereof for application under this Lease. Each Letter of Credit shall be for the benefit of Landlord and its successors and assigns and shall entitle Landlord or its successors and assigns to draw from time to time under the Letter of Credit in portions or in whole upon presentation of a sight draft and statement by Landlord that Landlord is entitled to draw thereunder pursuant to the terms and provisions of this Lease. Upon a Default hereunder, Landlord may draw upon the Letter of Credit in whole or in part to the extent necessary in Landlord's reasonable judgment to cure such Default including, without limitation, the payment of Annual Base Rent or any other sum which Landlord may expend in accordance with this Lease or be required to expend in accordance with this Lease by reason of Tenant's Default. If the Letter of Credit shall be so drawn upon, then Tenant shall promptly, in each such instance, upon the written demand therefor by Landlord, deliver to Landlord a replacement Letter of Credit. Provided Tenant is not then in Default, the Letter of Credit shall be reduced to $206,562.50 on the first (1st) anniversary of the Commencement Date, to $165,250.00 on the second (2nd) anniversary of the Commencement Date, to $123,937.50 on the third (3rd) anniversary of the Commencement Date, to $82,625.00 on the fourth (4th) anniversary of the Commencement Date, to $41,312.50 on the fifth (5th) anniversary of the Commencement Date, and to $0.00 on the sixth ($6^{th}$) anniversary of the Commencement Date; provided, however, that Tenant shall, on such date, deposit with Landlord as a security deposit a sum equal to Twenty Two Thousand Six Hundred Eighty Eight and 63/100 Dollars ($22,688.63) (the "Security Deposit"). The Security Deposit shall be held as security for the performance and observance by Tenant of all of its obligations under the terms, conditions and covenants of this Lease throughout the Term of this Lease. If Tenant performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it, Landlord shall return the Security Deposit, or balance thereof then held by Landlord, to Tenant (within thirty (30) days) after the Expiration Date or after Tenant surrenders possession of the Premises, whichever is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions or covenants of this Lease, then Landlord may, at its option and without notice, apply all or any part of the Security Deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times throughout the Term of this Lease the full amount of the Security Deposit. Landlord shall not be required to hold the Security Deposit as a separate account, but may commingle it with Landlord's other funds. The use, application or retention of the Security Deposit or any portion thereof by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Security Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

(b) In the event of a sale or any other transfer of the Building, Landlord shall have the right to transfer the Letter of Credit to its purchaser and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and Tenant agrees to look solely to such purchaser for the return of such deposit. In the event of an assignment of this Lease, the Letter of Credit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.

5. TENANT FINISH IMPROVEMENTS

Tenant shall construct certain tenant finish improvements (the "Tenant Finish Improvements") to the Premises in accordance with and subject to the schematic drawings and specifications attached to this Lease as Exhibit "C", the Work Letter attached to this Lease as Exhibit "D" (the "Work Letter"), and the terms and conditions of this Lease.

6. DELIVERY OF POSSESSION; TENANT'S ACCEPTANCE OF THE PREMISES

Upon delivery of possession of the Premises to Tenant as hereinbefore provided, Tenant shall give Landlord an estoppel letter, in the form attached to this Lease as Exhibit "E" (the "Estoppel Letter"), signed by an officer or principal of Tenant acknowledging (i) the original or revised Commencement Date and Expiration Date of this Lease, and (ii) that Tenant has accepted the Premises and that the condition of the Premises and that the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects. The Estoppel Letter, fully executed, shall be attached to and made a part of this executed Lease.

7. USE OF THE PREMISES

(a) Specific Use. The Premises shall be occupied and used (the "Permitted Use") exclusively for general office purposes and as a women's sexual health clinic focusing on wellness classes, physical therapy, talk therapy and urological service and for legal purposes incidental thereto, and shall not be used for any other purpose. Notwithstanding anything herein to the contrary, the Premises shall not be used for, and neither Tenant nor any other person claiming by, through or under Tenant shall perform on or about the Premises, any obstetric or surgical services of any kind.

(b) Covenants Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:

(i) Tenant shall use the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner; shall keep and maintain the Premises in as good a condition as they were when Tenant first took possession thereof, ordinary wear and tear excepted, and shall make all necessary repairs to the Premises other than those which Landlord is obligated to make as provided elsewhere herein.

(ii) Tenant shall not commit, nor allow to be committed, in, on or about the Premises, or the Building, any act of waste, including any act which might deface, damage or destroy the Building, or any part thereof; use or permit to be used on the Premises any hazardous substance, equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Premises; permit any objectionable or offensive noise or odors to be emitted from the Premises; or do anything, or permit anything to be done, which would, in Landlord's opinion, disturb or tend to disturb other tenants occupying leased space in the Building.

(iii) Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

(iv) Tenant shall not use the Premises, nor allow the Premises to be used, for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.

(c) Compliance with Laws. Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law. Tenant shall, at Tenant's sole expense, comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipal or other governmental agency thereof having jurisdiction over and relating to the use, condition and occupancy of the Premises, except that Tenant shall not be responsible for or required to make structural repairs to the Building or the Premises unless, in the case of the latter, they are occasioned by its own use of the Premises or negligence.

(d) Compliance with Building Rules and Regulations. Rules and regulations governing the use and occupancy of the Premises and all other leased space in the Building have been adopted by Landlord for the mutual benefit and protection of all tenants in the Building. Tenant shall comply with and conform to the rules and regulations currently in effect, which are attached to this Lease as Exhibit "E". Landlord shall enforce such rules and regulations with respect to office tenants of the building (as opposed to retail tenants) in a nondiscriminatory manner. Landlord shall have the right to change such rules and regulations or to make new rules and regulations from time to time in any manner that it deems necessary or desirable in order to insure the safety, care and cleanliness of the Building and the preservation of order therein. Any such amendments to the rules and regulations shall be set forth in writing and shall be given to Tenant, who shall thereafter comply with and conform to the same.

8. UTILITIES AND OTHER BUILDING SERVICES

(a) Services to be Provided. Landlord shall furnish Tenant, between the hours of 8:00 a.m. and 6:00 p.m. on Monday through Friday and between 8:00 a.m. and 2:00 p.m. on Saturday of each week except on legal holidays and except as noted below, with the following utilities and other building services to the extent considered by Landlord to be reasonably necessary for Tenant's comfortable use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority:

(i) Heating, ventilation and air conditioning;

(ii) Electricity for the common areas and facilities of the Building;

(iii) Hot and cold water for lavatory and drinking purposes;

(iv) Automatic elevator service;

(v) Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in common washrooms on Monday through Friday of each week except legal holidays, all consistent with that furnished in other first class office buildings in downtown Chicago;

(vi) Washing of interior and exterior windows at intervals established by Landlord;

(vii) Replacement of all lamps, bulbs, starters and ballasts used in the common areas of the Building;

(viii) Cleaning and maintenance of the common areas and facilities of the Building and the walks, driveways, parking lots and landscaped areas adjacent to the Building, including the removal of rubbish and snow, all consistent with that furnished in other first class office buildings in downtown Chicago; and

(ix) Repair and maintenance of the Building and certain systems within the Premises to the extent specified in Paragraph 10(a) hereof.

(b) Additional Services. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantities greater than that which Landlord determines are reasonably required for the Permitted Use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the cost thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as provided in Paragraph 8(d) hereof.

If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Premises materially affect the temperature otherwise maintained by the Building's air conditioning system, Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and rest of the Building, including that which modifies the Building's air conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional cost of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in Paragraph 8(d) hereof.

Tenant shall not install nor connect any electrical machinery or equipment other than the business machines and equipment typically used for the Permitted Use by tenants in office buildings comparable to the Building (a personal computer being an example of such a typical electrical equipment) nor any water-cooled machinery or equipment without Landlord's prior written consent. If Landlord determines that the machinery or equipment to be so installed or connected exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith will materially affect utility costs, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to any utility system or other parts of the Building or the Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in Paragraph 8(d) hereof.

Landlord shall have the right, at its sole cost, to install meters or submeters to measure the amount of electricity consumed, from time to time, in the Premises. In such event, Tenant shall pay, as additional rent, charges for all utility services consumed in the Premises and measured by any such meters or submeters as the same are billed to Tenant from Landlord from time to time; provided, the cost of such services shall not exceed the rate that Tenant would pay for comparable services if purchased directly from the utility supplying such services. If Landlord chooses to so meter or submeter the Premises, during the period that such meters or submeters are operating, Tenant shall have no obligation to pay, as part of Operating Expenses, the cost of electricity consumed in the Premises or any other occupied premises in the Building.

(c) Interruption of Services. Notwithstanding anything to the contrary in this Lease, if any services or utilities required to be provided by Landlord hereunder are interrupted or discontinued as a result of Landlord's gross negligence or willful misconduct, and Tenant is unable to and does not use the Premises as a result of such interruption or discontinuance, Tenant shall give written notice respecting such interruption or discontinuance to Landlord. If Landlord fails to cure such interruption or discontinuance within seven (7) consecutive days after receiving such notice, or such additional time as may be required dues to acts of God, force majeure, casualty damage, strikes, shortages of labor or materials, or other causes beyond Landlord's reasonable control, Base Rent and Rent Adjustment shall thereafter abate until such services or utilities are restored or Tenant begins using the Premises again, whichever shall first occur. If Landlord fails to cure such interruption or discontinuance within sixty (60) consecutive days after receiving such notice, or such additional time as may be required dues to acts of God, force majeure, casualty damage, strikes, shortages of labor or materials, or other causes beyond Landlord's reasonable control, Tenant shall have the right to terminate this Lease upon ten (10) days prior written notice to Landlord provided that such notice is given within five (5) business days after expiration of said 60-dayperiod and while such interruption or discontinuance is still continuing. Such termination right shall not be available to Tenant in the case of any interruption of services or utilities caused by casualty damage pursuant to Paragraph 11. The rights of Tenant in this Paragraph 8(c) shall be Tenants' sole recourse in the event of a discontinuance or interruption of services or utilities required to be provided by Landlord under this Lease..

(d) Payment for Utilities and Building Services. The cost of additional utilities and other building services furnished by Landlord at the request of Tenant or as a result of Tenant's activities as provided in Paragraph 8(b) hereof shall be borne by Tenant, who shall be separately billed therefore and who shall reimburse and pay Landlord monthly for the same as additional rent, at the same time the next monthly installment of Base Rent and other additional rent is due. Tenant agrees to give reasonable advance notice, in writing, to Landlord of its request for additional services.

(e) Energy Conservation. Notwithstanding anything to contrary in this Paragraph 8 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's reasonable discretion, for the conservation and/or preservation of energy related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

9. SIGNS

Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building or in the Premises and visible from outside the Premises, except for standard tenant identification information on the directory board in the main lobby and on the tenant access doors to the Premises.

10. REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

(a) Repair and Maintenance of Building. Landlord shall keep and maintain in good order, condition and repair the roof, exterior and interior load-bearing walls (including any plate glass windows comprising a part thereof), foundation, basement, the common areas and facilities of the Building and the electrical, plumbing, heating, ventilation and air conditioning systems serving the Premises and other parts of the Building, except that the repair and maintenance of any electrical, plumbing, heating, ventilation and air conditioning components which have been installed in the Premises pursuant to the provisions of Paragraph 8(b) hereof shall be the responsibility of Tenant. The cost of all non-capitalized repairs required to be made by Landlord shall be an operating expense of the Building unless made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers or invitees, in which event they shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent; provided, however, that Tenant shall have no liability for the cost of such repairs to the extent that Landlord actually receives insurance proceeds therefor; provided, further, that Landlord shall have no obligation whatsoever to file a claim with its insurance company in connection with any such repairs.

(b) Repair and Maintenance of Premises. Except as provided in Paragraph 10(a) hereof, Tenant shall, at its own expense, keep and maintain the Premises in good order, condition and repair at all times during the Term, and Tenant shall promptly repair all damage to the Premises and replace or repair all damaged or broken fixtures, equipment and appurtenances with materials equal in quality and class to the original materials, under the supervision and subject to the approval of Landlord, and within any reasonable period of time specified by Landlord. If Tenant fails to do so, Landlord may, but need not make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including Landlord's Costs, forthwith upon being billed for same. As used in this Lease, the term "Landlord's Costs" shall mean fifteen percent (15%) of any costs or expenses paid by Landlord, in order to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's actions or involvement.

(c) Alterations or Improvements. Except as provided in the Work Letter, Tenant shall not make, nor permit to be made, alterations or improvements to the Premises, unless Tenant obtains the prior written consent of Landlord thereto. Notwithstanding the foregoing, Landlord's consent shall not be required provided that any such alteration or improvement satisfies all of the following criteria (a "Cosmetic Alterations"): (i) the cost thereof does not exceed $20,000; (ii) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (iii) is not visible from the exterior of the Premises or Building; (iv) will not affect the systems or structure of the Building or Property; and (v) does not require work to be performed inside the walls or above the ceiling of the Premises.). However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Paragraph 10(c). Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals, and evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. All alterations and improvements shall be made in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Landlord considers necessary or desirable, including without limitation the provision by Tenant to Landlord with security for the payment of all costs to be incurred in connection with such work, requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work and the posting and re-posting of notices of Landlord's non-responsibility for mechanics' liens. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify, defend and hold harmless Landlord from and against any mechanic's liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Building caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable office furniture and equipment and trade fixtures, shall at Landlord's election, either (i) become a part of the realty and the property of Landlord, and shall not be removed by Tenant, or (ii) be removed by Tenant upon the expiration or sooner termination hereof and any damage caused thereby repaired at Tenant's cost and expense, except that Tenant shall not be obligated to remove any item if Landlord has advised Tenant at the time of installation that such item need not be removed. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired at Tenant's expense. At Landlord's election, Landlord and Landlord's architect, engineers or contractors shall have the right to supervise all construction operations within the Premises, and Tenant shall promptly pay Landlord the cost of such supervision.

(d) Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like may, and, at the request of Landlord, shall be removed on the Expiration Date or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repair at its own expense any and all damage to the Premises resulting from the original installation of and subsequent removal of such trade fixtures. If Tenant fails so to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition, except that Tenant shall not be obligated to remove any item if Landlord has advised Tenant at the time of installation that such item need not be removed. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired to their prior condition at Tenant's expense.

(e) Storefront. If the Premises includes storefront glass entrances or walls at or near public spaces in the Building, Tenant must have specific approval by Landlord of all colors and materials for floorcovering, wallcovering, furniture, open landscape partitions, and artwork prior to installation.

(f) Reserved Rights. Landlord reserves the right to decorate and to make, at any time or times, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, the Building, or any part thereof, and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through the Premises or any part of the Building all material and equipment required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the Premises. Landlord may do any such work during ordinary business hours and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant's request.

11. FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

(a) Substantial Destruction of the Building. If the Building should be substantially destroyed (which, as used herein, means destruction or damage to at least seventy-five percent (75%) of the Building) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, the rent shall be apportioned to and shall cease as of the date of such casualty. If neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty.

(b) Substantial Destruction of the Premises. If the Premises should be substantially destroyed, or rendered wholly untenantable for the purpose for which they were leased, by fire or other casualty and the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

(i) Tenant may require that the Premises be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty, except for repair or replacement of the Tenant Finish Improvements andTenant's personal property, equipment and trade fixtures, which shall remain Tenant's responsibility. This option shall be exercised by Tenant giving written notice to Landlord within thirty (30) days after the date of the casualty, and upon the exercise thereof rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises, whereupon this Lease shall continue in full force and effect for the balance of the Term upon the same terms, conditions and covenants as are contained herein. If this option is not so

exercised by Tenant, Landlord shall then have the right and option, to be exercised within thirty (30) days following the expiration of Tenant's option period, by the giving of written notice to Tenant, to reconstruct and restore the Premises (except for repair or replacement of the Tenant Finish Improvements andTenant's personal property, equipment and trade fixtures) to substantially the same condition as they were prior to the casualty or, Landlord, at its option, shall make available reasonably comparable space in the Building to accommodate Tenant. In either such event, this Lease shall continue in full force and effect for the balance of the Term upon the same terms, conditions, and covenants as are contained herein; provided, however, that the rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises or notice by Landlord that comparable space is ready for Tenant to occupy. If Tenant and Landlord shall each fail to exercise its respective option as provided above, then this Lease shall automatically terminate as of the date of the casualty, to which date rent shall be apportioned and shall cease. In the event that Landlord elects to or is required to restore the Premises in accordance with this Paragraph 11.1(b)(i), Landlord shall use reasonable diligence in completing such restoration, but in the event Landlord fails to complete the same within two hundred seventy (270) days from the date of the casualty, Tenant may, at its option, terminate this Lease by giving Landlord written notice to that effect within ten (10) days after the expiration of such 270-day period, whereupon both parties shall be released from all further obligations and liabilities hereunder, except as expressly provided herein.

(ii) If the casualty occurs during the last twelve (12) months of the Term, either party shall have the right and option to terminate its Lease as of the date of the casualty, which option shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this option is exercised, rent shall be apportioned to and shall cease as of the date of the casualty.

(c) Partial Destruction of the Premises. If the Premises should be rendered partially untenantable for the purpose for which they were leased (which, as used herein, means such destruction or damage as would prevent Tenant from carrying on its business on the Premises to an extent not exceeding forty percent (40%) of its normal business activity) by fire or other casualty, then such damaged part of the Premises shall be reconstructed and restored (except for repair or replacement of the Tenant Finish Improvements and Tenant's personal property, equipment and trade fixtures), at Landlord's expense, to substantially the same condition as it was prior to the casualty; rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within two hundred (200) days from the date of the casualty, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder, except as expressly provided herein.

(d) Casualty Insurance. Landlord shall be responsible for insuring and shall at all times during the Term carry, as an Operating Expense of the Building, a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard fire insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss or damage to personal property (including, but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises. If Tenant's operation or any alterations or improvements made by Tenant pursuant to the provisions of the Work Letter or Paragraph 10(c) hereof result in an increase in the premiums charged during the Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being billed therefore. Tenant shall at all times during the Term, carry, at its own expense, property insurance covering its personal property, trade fixtures installed by or paid for by Tenant or any additional improvements which Tenant may construct on the Premises which coverage shall be no less than eighty percent (80%) of replacement value. Tenant shall also carry business interruption insurance on such terms as shall be reasonably satisfactory to Landlord. Tenant shall furnish Landlord with a certificate evidencing that such coverages are in full force and effect.

(e) Waiver of Subrogation. Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss, damage or injury to property occurring in, on or about or to the Premises, improvements to the Building or personal property within the Building, by reason of fire or other casualty which are covered by applicable standard fire and extended coverage insurance policies. Because the provisions of this paragraph will preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the terms of the mutual releases contained in this paragraph, and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of the mutual releases contained in this paragraph.

12. GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

(a) Except to the extent caused by the gross negligence or willful misconduct of Landlord, Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and hold it harmless from, any and all liability for any loss, damage or injury to person or property, arising out of use, occupancy or operations of Tenant and occurring in, on or about the Premises and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

(b) Tenant shall at all times during the Term carry, at its own expense, for the protection of Tenant, Landlord and Landlord's management agent, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, covering Tenant's use, occupancy and operations providing minimum coverages of $1,000,000 combined single limit for bodily injury and property damage per occurrence with $2,000,000 aggregate coverage. Such insurance policy or policies shall name Landlord, its agents and employees, as insureds and shall provide that they may not be canceled or materially changed on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with certificates evidencing such insurance. Should Tenant fail to carry such insurance and furnish Landlord with copies of all such policies after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent. Landlord shall have the right during the term of this Lease to reasonably adjust the minimum coverage levels stipulated above upon written notice to Tenant. Within thirty (30) days of such written notice, Tenant shall provide Landlord with evidence of such adjustment. Tenant shall also provide Landlord with certificates evidencing workers' compensation insurance coverages. Tenant's insurance coverages required hereby shall be deemed to be additional obligations of Tenant and shall not be a discharge or limitation of Tenant's indemnity obligations contained in Paragraph 12a) hereof.

(c) Landlord and its beneficiaries, partners, shareholders, affiliates, officers, agents, servants and employees shall not be liable for any damage to personal property or business or resulting from the loss of use thereof sustained by Tenant or by any other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause. Tenant agrees that all personal property located in the Premises or upon loading docks, receiving and holding areas, or freight elevators of Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof.

13. EMINENT DOMAIN

If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental authority under the power of eminent domain or shall be conveyed to a governmental authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property.

14. LIENS

If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within a reasonable time or to be insured or bonded over to Landlord's reasonable satisfaction, not to exceed thirty (30) days after the date of filing thereof, and shall also defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, cost and expenses, including attorneys' fees, resulting therefrom or by reason thereof. If such lien is not discharged of record or insured or bonded over within thirty (30) days after the date of filing thereof, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorneys' fees and Landlord's Costs) incurred by Landlord in connection with such lien.

15. RENTAL, PERSONAL PROPERTY AND OTHER TAXES

(a) Tenant shall pay before delinquency any and all taxes, assessments, fees or charges (hereinafter referred to as "taxes"), including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operation in the Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse

Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such tax and to defer payment, if required, until after Tenant's liability therefore is finally determined.

(b) If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

16. ASSIGNMENT AND SUBLETTING

Tenant may not assign or otherwise transfer its interest in this Lease or sublet the Premises or any part thereof without the prior written consent of Landlord. Tenant shall notify Landlord sixty (60) days in advance of its intent to transfer, assign or sublet all or any portion of the Premises. In the event of any such assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease and Landlord shall execute a consent form. Landlord agrees to be reasonable in its consent and to grant or deny such consent within thirty (30) days of Tenant's request therefor, but Landlord may at its sole discretion withhold its consent to an assignment or sublease to any present tenant of Landlord in the Property or to any tenant whose occupancy would be inconsistent with the character of the Building or whose business is in direct competition with that of another tenant of the Building. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting, and Landlord shall have a security interest in all property on the Premises to secure payment of such sums. Landlord, at its option, may also recapture any sublet space in the event of default. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease. Fifty percent (50%) of any rents received by Tenant from the assignment or subletting of the Premises which exceed rents payable by Tenant hereunder (after deduction of Tenant's reasonable costs in connection with such assignment or subletting including, but not limited to, tenant improvements, brokerage commissions and reasonable legal fees) shall be immediately paid to Landlord as additional compensation. Landlord shall, at its option, have the right to recapture all or any part of the Premises Tenant proposes to assign or sublet upon notice from Tenant of its intent to assign or such sublet part of the Premises, which right shall be exercised within thirty (30) days of Landlord's receipt of Tenant's request to assign or sublease. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and all other property referred to herein, and upon such transfer, the transferor shall have no further liability hereunder and Tenant shall attorn to any such transferee.

17. SUBORDINATION OF LEASE TO MORTGAGES

This Lease is subject and subordinate to any mortgage, deed of trust or similar encumbrance including ground or underlying leases presently existing or hereafter voluntarily placed upon the Building or the Premises, including any renewals, extensions or modifications thereof; and the recording of any such mortgage, deed of trust or similar encumbrance shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Tenant shall, at Landlord's request, execute and deliver within ten (10) business days to Landlord, without cost, any instrument which may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease; and if Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant. Tenant shall attorn to any subsequent owner or transferee of the Building regardless of whether or not a subordination agreement has been executed by Tenant. Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current Mortgagee on such Mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee's form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

18. DEFAULTS AND REMEDIES

(a) Default by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:

(i) Tenant shall fail to pay any monthly installment of Base Rent or additional rent or the Rent Adjustment within ten (10) days after the same shall be due and payable.

(ii) Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, but in any event completes cure within ninety (90) days after notices from Landlord.

(iii) The Premises or any substantial portion thereof; Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter); or

(iv) Tenant causes or permits a hazardous condition to exist on the Premises and fails to cure such condition immediately after notice thereof from Landlord.

(b) Remedies of Landlord. Upon the occurrence of any event of default set forth in Paragraph 18(a) hereof, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

(i) Landlord may apply the security deposit in accordance with Paragraph 4(a) hereof or re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

(ii) Landlord may terminate this Lease as of the date of such default, in which event: (A) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (B) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (C) notwithstanding the termination of this Lease Landlord may either declare all rent which would have been due under this Lease for the balance of the Term or exercised renewal period to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of such termination and reentry, or relet all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent reletting of the Premises, for the period which would otherwise have constituted the balance of the Term, together with all of Landlord's costs and expenses for preparing the Premises, for reletting, including all repairs, tenant finish improvements, marketing costs, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, re-entry and reletting, it being expressly understood and agreed that the liabilities and remedies specified above shall survive the termination of this Lease.

(iii) Landlord may terminate Tenant's right of possession of the Premises and may repossess the Premises by unlawful detainer action, by taking peaceful possession or otherwise, without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord fails to so relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the rent which would have been due under this Lease for the balance of the Term or exercised renewal period as such rent shall become due and payable hereunder from time to time during the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the rent provided for in this Lease.

(iv) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

Any agreement for an extension of the Term or any additional period thereafter shall not thereby prevent Landlord from terminating this Lease for any reason specified in this Lease. If any such right of termination is exercised by Landlord during the Term or any extension thereof, Tenant's right to any further extension shall thereby be automatically canceled. Any such right of termination of Landlord contained herein shall continue during the Term and any subsequent extension hereof.

(c) Non-Waiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provisions. No waiver of any default and breach of this Lease shall be

held to be a waiver of any other default or breach. The receipt of rent by Landlord at a time after rent is due under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

19. BANKRUPTCY OR INSOLVENCY

It is understood and agreed that the following shall apply in the event of the bankruptcy or insolvency of Tenant:

(a) If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, such election or assignment, or both, may be made only if all of the terms and conditions of subparagraphs (b) and (d) below are satisfied. To be effective, an election to assume this Lease must be in writing and addressed to Landlord, and in Landlord's business judgement, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. If the trustee fails so to elect to assume this Lease within sixty (60) days after his appointment, this Lease will be deemed to have been rejected, and Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee and this Lease shall be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.

(b) If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of such petition or conversion, then the trustee or the debtor-in-possession shall be deemed to have rejected this Lease. To be effective any election to assume this Lease must be in writing addressed to Landlord and, in Landlord's business judgement, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

(i) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph (b), that:

(1) The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of assumption; and

(2) The trustee will cure all non-monetary defaults under this Lease within thirty (30) days from the date of assumption.

(ii) The trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with adequate assurance, as hereinafter defined, that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss it has incurred arising from the default of Tenant, the trustee, or the debtor-in-possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

(iii) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under this Lease; provided, however, that:

(1) From and after the date of assumption of this Lease, the trustee or the debtor-in-possession shall pay the Base and Additional Rents payable under this Lease in advance in equal monthly installments on each date that such Rents are payable.

(2) The trustee or debtor-in-possession shall also deposit with Landlord, as security for the timely payment of Rent, an amount equal to three (3) months' Base Rent and other monetary charges accruing under this Lease;

(3) If not otherwise required by the terms of this Lease, the trustee or the debtor-in-possession shall also pay in advance, on each day that any installment of Base Rent is payable, one-twelfth (1/12) of Tenant's annual Taxes, Operating Expenses, and other obligations under this Lease; and

(4) The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

(iv) Landlord has determined that the assumption of this Lease will not:

(1) Breach any provision in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Property, or Building in which the Premises is located; or

(2) Disrupt, in Landlord's judgement, the tenant mix of the Building or any other attempt by Landlord to provide a specific variety of tenants in the Building which, in Landlord's judgement, would be most beneficial to all of tenants thereof and would enhance the image, reputation, and profitability thereof.

(v) For purposes of this subparagraph (b), "adequate assurance" means that:

(1) Landlord determines that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets, after the payment of all secured obligations and administrative expenses, to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds timely to fulfill Tenant's obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

(2) An order shall have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest shall have been granted in property of Tenant, trustee, or debtor-in-possession which is acceptable in value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure all monetary and non-monetary defaults under this Lease within the time periods set forth above.

(c) In the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subparagraph (b) above and, thereafter, Tenant is either adjudicated bankrupt or files a subsequent petition for arrangement under Chapter ~11 of the Bankruptcy Code, then Landlord may, at its option, terminate this Lease and all tenant's rights under it, by giving written notice of Landlord's election so to terminate.

(d) If the trustee or the debtor-in-possession has assumed this Lease, pursuant to subparagraph (a) or (b) above, to assign or to elect to assign Tenant's interest under this Lease or the estate created by that interest to any other person, such interest or estate may be assigned only if the intended assignee has provided adequate assurance of future performance, as defined in this subparagraph (d), of all of the terms, covenants, and conditions of this Lease.

(i) For purposes of this subparagraph (d), "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

(1) The assignee has submitted a current financial statement, audited by a certified public accountant, which shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of the tenant's obligations under this Lease;

(2) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord (i.e. letter(s) of credit), from one or more persons who satisfy Landlord's standards of creditworthiness; and

(3) Landlord has obtained consents or waivers from any third parties which may be required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(e) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, it is agreed that such charges will not be less than the Base Rent as defined in this Lease, plus additional rent and other monetary obligations of Tenant included herein.

(f) Neither Tenant's interest in this Lease nor any estate of Tenant created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, nor otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to such transfer. Landlord's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, either the requirement of Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

20. ACCESS TO THE PREMISES

Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises at all reasonable times and upon reasonable prior notice (except that no notice shall be required in an emergency) for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and for making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the

Premises by means of a master key or otherwise, Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, nor entitle Tenant to any abatement of rent therefore.

21. SURRENDER OF PREMISES

Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, together with all keys, access cards, alterations, improvements, and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant's expense, which shall be payable upon demand. Upon such expiration or termination Tenant's trade fixtures, furniture and equipment shall remain Tenant's property, and if Tenant shall not then be in default under this Lease, Tenant shall have the right to remove the same prior to the expiration or earlier termination of this Lease. Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed. Any of Tenant's trade fixtures, furniture or equipment not so removed shall be considered abandoned and may be retained by Landlord or be destroyed.

22. HOLDING OVER

If Tenant remains in possession of the Premises without the consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed to hold the Premises as a tenant at will subject to all of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the holdover period), except that Tenant shall pay to Landlord one hundred fifty percent (150) the last current Base Rent and Additional Rent for the first thirty (30) days of any such holding over, and two hundred percent (200%) of the last current Base Rent and Additional Rent for any holdover of more than 30 days, which rent shall be payable to Landlord on demand. No holdover by Tenant or payment by Tenant after the expiration or earlier termination of this Lease shall be construed to extend the Term or prevent Landlord from recovery of possession of the Premises by summary proceedings or otherwise. In addition, Tenant shall be liable to Landlord for all damages occasioned by such holding over. Tenant shall vacate and surrender the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

23. LANDLORD'S RIGHT TO RELOCATE TENANT

Landlord shall have the right, at its option, upon at least sixty (60) days' prior written notice to Tenant, to relocate Tenant and to substitute for the Premises described herein other space in the Building containing at least as much rentable area as the Premises and having a comparable view and elevator access. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Premises. Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including but not limited to costs of moving, door lettering, telephone relocation and reasonable quantities of new stationery. Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Premises and any other matters pertinent thereto.

24. QUIET ENJOYMENT

Except as provided in Paragraph 23 hereof to the extent that it may be applicable, and subject to the other terms and conditions of this Lease, if and so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall at all times during the term hereof have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord, subject to any mortgages, underlying leases or other matters of record to which this Lease is or may become subject.

25. NOTICE AND PLACE OF PAYMENT

(a) All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address set forth below or any other address Landlord may specify from time to time by written notice given to Tenant.

(b) All payments required to be made by Landlord to Tenant shall be delivered or mailed to Tenant at the address set forth in Paragraph 25(c) hereof or at any other address within the United States as Tenant may specify from time to time by written notice given to Landlord.

(c) Any notice, demand or request required or permitted to be given under this Lease or by law shall be deemed to have been given if reduced to writing and either delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective notice address(es) as set forth below, except that if Tenant has vacated the Premises (or if the notice address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new notice address, Landlord may serve notice in any manner described in this Paragraph or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other notice address of Tenant without providing a new notice address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above.

Landlord:

Zeller-211 Trust
c/o Zeller Management Corporation
211 East Ontario Street, Suite 250
Chicago, Illinois 60611
Attention: Building Manager

With a copy to:

Zeller Realty Corporation
401 N. Michigan Avenue, Suite 250
Chicago, Illinois 60611
Attention: Asset Manager

Tenant:

Berman Center LLC
211 East Ontario Street
Suite 800
Chicago, Illinois 60611
Attention: Mr. Samuel P. Chapman

With a copy to:

Stephanie B. Shellenback, Esq.
Gardner Carton & Douglas LLP
191 N. Wacker Drive, Suite 3700
Chicago, Illinois 60606

26. MISCELLANEOUS GENERAL PROVISIONS

(a) Payments Deemed Rent. Any amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether or not such payments are denominated "rent" or "additional rent" and whether or not they are to be periodic or recurring, shall be deemed rent or additional rent for purposes of this Lease; and any failure to pay any of same as provided in Paragraph 18(a) hereof shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant's obligation to pay rent. Tenant's obligation to pay any such rent or additional rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any holdover period.

(b) Estoppel Letters. Tenant shall, within ten (10) business days following written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed); and (iv) such further matters as may be reasonably requested by Landlord. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

(c) Memorandum of Lease. If requested by Landlord, a Memorandum of Lease, containing the information required by applicable law concerning this Lease shall be prepared, executed by both parties and filed for record in the office of the county recorder in Cook County, Illinois.

(d) Claims for Fees. Each party hereto shall indemnify and hold harmless the other party for any and all liability incurred in connection with the negotiation or execution of this Lease for any real estate broker's commission or finder's fee which has been earned by a real estate broker or other person on such party's behalf, except that Landlord shall be responsible for any commission owing to Murphy Real Estate & Development.

(e) Applicable Law. This Lease and all matters pertinent thereto shall be construed and enforced in accordance with the laws of the State of Illinois.

(f) Entire Agreement. This Lease, including all Exhibits, Riders and Addenda attached hereto, constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing executed by the parties hereto.

(g) Binding Effect. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be obligated to perform Landlord's covenants under this Lease only during and in respect of their successive periods as Landlord during the term of this Lease.

(h) Severability. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

(i) No Partnership. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of Tenant in the conduct of Tenant's business on the Premises or otherwise.

(j) Headings, Gender, etc. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

(k) Waiver of Jury. To the extent permitted by law, Tenant hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

(l) Allocation of Rent. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated by Landlord or Tenant to such rent abatement period, nor is such rent intended by the parties to be allocable to any abatement period.

(m) Right to Change Building Name and Address. Landlord reserves the right to change the name or street address of the Building; provided, however, if such change is made by Landlord voluntarily, then Landlord shall reimburse Tenant for the reasonable cost of new stationery and promotional materials.

(n) Requirement of Identification. Landlord, or its contractor(s), may require all persons entering or leaving the Building during such hours as Landlord may reasonably determine, to identify themselves by registration or otherwise, and to establish their right to leave or enter, and to exclude or expel any peddler, solicitor or beggar at any time from the Premises or Building.

(o) Acceptance of Tenant's Goods. Tenant authorizes Landlord and Landlord's agents and employees to accept and sign for shipments as a convenience and measure of traffic control with a stamp which shall indicate that any signature is authorized only to clear the loading dock or other receiving area as a matter of convenience, and such signature does not constitute acceptance by the addressee and does not relieve the carrier of any liability nor create an agency or bailment. Tenant hereby releases Landlord and Landlord's agents and employees from any and all liability resulting from or related to the acceptance of goods addressed to Tenant and delivered to the Building's loading dock or other area designated for receipt of goods.

(p) Reserved Areas, Light and Air. This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the Premises: janitor closets, stairways and stairwells, fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant's exclusive use); elevator, pipe and other vertical shafts, flues and ducts; all areas above the acoustical ceiling and below the finished floorcovering installed in the Premises; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights.

(q) Limitation of Landlord's Personal Liability. Tenant specifically agrees to look solely to Landlord's interest in the Building for the recovery of any judgment against Landlord, it being agreed that Landlord (and its partners and shareholders) shall never be personally liable for any such judgment.

(r) Execution by Landlord. Submission of this instrument to Tenant, or Tenant's agents or attorneys, for examination or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this Lease shall have no binding legal effect until execution hereof by both Landlord and Tenant.

(s) Time of Essence. Time is of the essence of this Lease and each of its provisions.

(t) Attorneys Fees. In the event of any litigation between the parties with respect to the Premises, this Lease, the performance of their respective obligations hereunder or the effect of a termination of this Lease, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation including, without limitation, reasonable attorneys' fees.

27. EXONERATION CLAUSE

In consideration of the benefits accruing hereunder, Tenant and all successors and assigns of Tenant covenant and agree that, anything contained herein to the contrary notwithstanding, the obligations under this Lease do not constitute personal obligations of the agents or individual partners, directors, officers or shareholders of Landlord, or the partners, directors, officers or shareholders of the partners or beneficiaries of Landlord. Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Building and not against any other assets, properties or funds of: (i) Landlord or any director, officer, general partner, limited partner, employee or agent of Landlord or its general partners (or any legal representative, heir, estate, successor or assign thereof; (ii) any predecessor or successor partnership or corporation (or other entity) of Landlord or its general partners, either directly or through Landlord or its predecessor or successor partnership or corporation (or other entity) of Landlord or its general partners; and (iii) any other person or entity. Furthermore, in the case of any foreclosure by any Mortgagee, the rights and remedies of Tenant hereunder in respect of any obligations of any such successor to Landlord hereunder shall be non-recourse as to any assets of such successor to Landlord other than to the equity in the Building. Tenant further agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law. Tenant's covenants and agreements contained in this Paragraph 27 are enforceable both by Landlord and also by any partner or beneficiary of Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

ZELLER HOLDINGS CORP., AS TRUSTEE OF THE ZELLER-211 TRUST

By: ZELLER MANAGEMENT CORPORATION AS AGENT FOR LANDLORD

By: Darlene E. Arker
Name: Darlene E. Arker
Title: Senior Vice President

TENANT:

BERMAN CENTER LLC

By: [signature]
Name: Samuel P Chapman
Title: CEO

Exhibits

A) Demising Plan
B) Letter of Credit
C) Tenant Improvement Drawings and Specifications
D) Work Letter
E) Estoppel Letter
F) Rules & Regulations

ADDENDUM TO LEASE

The following provisions are hereby incorporated into and made a part of that certain Lease dated November 11, 2003 (the "Lease"), by and between Zeller Management Corporation, as agent for the Zeller-211 Trust ("Landlord"), and Berman Center LLC ("Tenant") with respect to Suite 800 (the "Premises") in the building (the "Building") located at 211 East Ontario, Chicago, Illinois:

1. Notwithstanding anything in the Lease to the contrary, Tenant shall be solely responsible for the disposal of all medical, infectious and hazardous waste that is generated in the Premises and shall indemnify, defend and hold Landlord and its partners, trustees, beneficiaries, officers, directors, employees, shareholders, partners, advisors, agents and successors (collectively, the "Indemnified Parties") harmless from and against any and all liabilities, obligations, damages, penalties, fines, claims, costs, charges, expenses and fees (including reasonable attorneys' fees) which may be imposed upon, incurred by, or asserted against any of the Indemnified Parties in connection with the generation and existence of any such medical, infectious or hazardous waste or material and the disposal thereof. Tenant agrees to comply with all applicable federal, state and local laws, ordinances, codes, regulations, orders and rules of any governmental or quasi-governmental agency with respect to the generation, existence, removal and disposal of any such medical, infectious or hazardous waster or material. Tenant agrees to contract with a licensed and insured medical waste disposal service (the "Vendor") reasonably acceptable to Landlord and to provide a copy of such contract to Landlord. If the Vendor is changed, Tenant agrees to notify Landlord in writing of such change at least ten (10) business days prior to the effective date thereof, such notice to include a copy of the proposed contract for Landlord's approval, which approval will not be unreasonably withheld, delayed or conditioned.

2. In the event of any inconsistency between the terms and conditions of the Lease and the terms of this Addendum, the terms of this Addendum shall control.

The foregoing terms and conditions are hereby agreed to by the parties this 13 day of November, 2003.

LANDLORD:

ZELLER HOLDINGS CORP., AS
TRUSTEE OF THE ZELLER-211 TRUST

By: Zeller Management Corporation, as Agent for Landlord

By: [signature]
Name: Darlene E. Acker
Title: Senior Vice President

TENANT:

BERMAN CENTER LLC

By: [signature]
Name: Samuel P. Chapman
Title: CEO